EXHIBIT 21

                   CHORUS COMMUNICATIONS GROUP, LTD.

SUBSIDIARIES OF THE CORPORATION

The subsidiaries of the Chorus Communications Group, Ltd.and their subsidiaries are listed below.


               NAME                                STATE OF INCORPORATION

Mid-Plains, Inc.                                         Wisconsin

**Mid-Plains Communications Systems, Inc.                Wisconsin

MPC of Illinois                                          Illinois

PCS Wisconsin, LLC.                                      Wisconsin

Pioneer Communications, Inc.                             Wisconsin

The Farmers Telephone Company                            Wisconsin

Dickeyville Telephone Corporation                        Wisconsin

Chorus Properties, LLC.                                  Wisconsin

*Executive Systems & Software, Inc.
   d/b/a The ComputerPLUS                                Wisconsin

*IntraNet, Inc.                                          Wisconsin





 * On January 1, 1999, these entities were merged into Mid-Plains Communication Systems, Inc. (MPCS).
** On January 1, 1999, MPCS changed its name to Chorus Networks, Inc.